Exhibit 25(c)
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS            60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                           POPULAR NORTH AMERICA, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                               66-0476353
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


521 FELLOWSHIP ROAD
MT. LAUREL, NEW JERSEY                                 08054
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                          GUARANTEE OF DEBT SECURITIES
                                OF POPULAR, INC.
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (A)      NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of
         Governors of the Federal Reserve System, Washington D.C.

         (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 23rd day of June, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      By  /s/ John R. Prendiville
                           John R. Prendiville
                           Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                          June 23, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of a guarantee agreement between Popular North America, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                    By   /s/ John R. Prendiville
                                         John R. Prendiville
                                         Vice President

                                   EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago
Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460           Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN THOUSANDS C400
                                                                                                            ----
                                                                                RCFD    BIL MIL THOU
                                                                                ----    ------------
ASSETS

1.  Cash and balances due from depository institutions (from Schedule                   RCFD
    RC-A):                                                                              ----
    a. Noninterest-bearing balances and currency and coin(1)....................        0081        3,809,517     1.a
    b. Interest-bearing balances(2).............................................        0071        4,072,166     1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................        1754                0     2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............        1773       12,885,728     2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                              1350        4,684,756     3.
4.  Loans and lease financing receivables:                                              RCFD
    a. Loans and leases, net of unearned income (from Schedule                          ----
    RC-C).......................................................................        2122       34,304,806     4.a
    b. LESS: Allowance for loan and lease losses................................        3123          411,476     4.b
    c. LESS: Allocated transfer risk reserve....................................        3128            3,884     4.c
    d. Loans and leases, net of unearned income, allowance, and                         RCFD
       reserve (item 4.a minus 4.b and 4.c).....................................        2125       33,889,446     4.d
5.  Trading assets (from Schedule RD-D).........................................        3545        5,100,499     5.
6.  Premises and fixed assets (including capitalized leases)                            2145          754,052     6.
7.  Other real estate owned (from Schedule RC-M)................................        2150            5,244     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................        2130          201,068     8.
9.  Customers' liability to this bank on acceptances outstanding................        2155          265,041     9.
10. Intangible assets (from Schedule RC-M)......................................        2143          285,709    10.
11. Other assets (from Schedule RC-F)...........................................        2160        2,987,184    11.
12. Total assets (sum of items 1 through 11)....................................        2170       68,940,410    12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago
Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460         Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC-CONTINUED
                                                                                         DOLLAR AMOUNTS IN
                                                                                               THOUSANDS
LIABILITIES
13. Deposits:                                                                               RCON
    a. In domestic offices (sum of totals of columns A and C                                ----
       from Schedule RC-E, part 1)..............................................            2200         22,163,664    13.a
       (1) Noninterest-bearing(1)...............................................            6631          9,740,100   13.a1
       (2) Interest-bearing.....................................................            6636         12,423,564   13.a2
                                                                                            RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and                             ----
       IBFs (from Schedule RC-E, part II).......................................            2200         19,273,426   13.b
       (1) Noninterest bearing..................................................            6631            334,741   13.b1
       (2) Interest-bearing.....................................................            6636         18,938,685   13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800     4,405,792   14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840       173,505   15.a
    b. Trading Liabilities(from Sechedule RC-D).................................            RCFD 3548     4,824,567   15.b
                                                                                            RCFD
16. Other borrowed money:                                                                   ----
    a. With original maturity of one year or less...............................            2332          7,453,761   16.a
    b. With original  maturity of more than one year............................            A547            330,300   16.b
    c. With original maturity of more than three years..........................            A548            357,737   16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.....................            2920            265,041   18.
19. Subordinated notes and debentures...........................................            3200          2,600,000   19.
20. Other liabilities (from Schedule RC-G)......................................            2930          1,878,367   20.
21. Total liabilities (sum of items 13 through 20)..............................            2948         63,726,160   21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................            3838                  0   23.
24. Common stock................................................................            3230            200,858   24.
25. Surplus (exclude all surplus related to preferred stock)....................            3839          3,239,836   25.
26. a. Undivided profits and capital reserves...................................            3632          1,813,367   26.a
     b. Net unrealized holding gains (losses) on available-for-sale
       securities...............................................................            8434            (37,357)  26.b
     c.  ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES.....................            4336                  0   26.c
27. Cumulative foreign currency translation adjustments.........................            3284             (2,454)  27.
28. Total equity capital (sum of items 23 through 27)...........................            3210          5,214,250   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).......................................            3300         68,940,410   29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that
   best describes the most comprehensive level of auditing work performed for                            ---------------
   the bank by independent external Number auditors as of any date during                               [   N/A     M.1.]
   1996...............................................................RCFD 6724 .....                    ---------------

1 = Independent audit of the bank conducted in accordance         4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external  auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company        5  = Review  of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which         6 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                              7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in               8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.